                                                                    EXHIBIT 99.A

                              MCCLAIN NEWS RELEASE

                                   EXHIBIT A

                             FOR IMMEDIATE RELEASE


NASDAQ                                                   CONTACT:  MARK MIKELAIT
Symbol MCCL                                                        TREASURER
                                                            TEL:  (419) 468-2120
                                                            FAX:  (419) 468-4895

                            McCLAIN INDUSTRIES, INC.
                      ANNOUNCES RECORD SALES AND EARNINGS
           FOR THE THIRD QUARTER AND NINE MONTHS ENDED JUNE 30, 1999

Sterling Heights, Michigan, July 28, 1999 - McClain Industries, Inc. NASDAQ Symbol (MCCL), today announced record sales and earnings for the third quarter and nine months ended June 30, 1999.

Sales for the third quarter ended June 30, 1999 were a record $42,932,485 compared to $33,441,088 for the same quarter a year earlier. Net income was a record $1,561,339 or .33 a share compared to $1,060,453 or $.23 a share for the same quarter a year earlier.

Sales for the nine months ended June 30, 1999 were a record $101,946,172 compared to $80,681,338 a year earlier. Net income was a record $3,064,476 or $.65 a share compared to $1,729,890 or $.37 a share during the prior year.

"We are extremely pleased with our results for the three months and nine months ended June 30, 1999," said Kenneth D. McClain, President and Chief Executive Officer. "We continue to meet our Fiscal 1999 goals of improved gross profit margins, sales and earnings."

McClain Industries is one of the nation's leading manufacturers of solid waste handling and transportation equipment for the waste disposal and recycling industry and of a diversified line of dump truck bodies.

                                 Condensed Consolidated Statements of Operations
                                 -----------------------------------------------
                                               (Unaudited)
                                               -----------

                                    Three Months Ended                   Nine Months Ended
                                        June 30,                             June 30,
                                  1999               1998              1999            1998
                                  ----               ----              ----            ----
Net Sales                         $42,932,485     $33,441,485      $101,946,172    $80,681,338
Cost of Sales                      35,247,417      27,487,916        83,666,479     65,977,131
                                  -----------     -----------      ------------    -----------
Gross Profit                        7,685,068       5,953,172        18,279,693     14,704,207
Selling & Administrative            4,683,884       3,548,809        12,023,313     10,086,462
                                  -----------     -----------      ------------    -----------
Operating Profit                    3,001,184       2,404,363         6,256,380      4,617,745
Other Income (Expense)               (635,845)       (792,910)       (1,612,904)    (1,996,855)
                                  -----------     -----------      ------------    -----------
Income Before Income Taxes          2,365,339       1,611,453         4,643,476      2,620,890
Provision for Income Taxes            804,000         551,000         1,579,000        891,000
                                  -----------     -----------      ------------    -----------
Net Income                        $ 1,561,339     $ 1,060,453      $  3,064,476    $ 1,729,890
                                  ===========     ===========      ============    ===========
Earnings Per Share                $       .33     $       .23      $        .65    $       .37
                                  ===========     ===========      ============    ===========
Shares Outstanding                  4,669,552       4,684,439         4,669,552      4,684,439
                                  ===========     ===========      ============    ===========